UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2009

HuntMountain Resources Ltd.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2009 HuntMountain Resources Ltd. (“the Company”) entered into an agreement with Blackhawk Exploration (“Blackhawk”) pursuant to which the company has transferred 75% of its economic interest in the Dun Glen exploration project (“the Property”) to Blackhawk. Consideration for the transfer consists of:

a)	A one-time payment of $50,000 due to the Company from Blackhawk upon signing of the agreement relating to the transaction;

b)	$25,000 payments due to the Company from Blackhawk on or before each of December 10, 2010 and December 10, 2011;

c)	250,000 restricted common shares of Blackhawk issuable to the Company upon signing of the agreement relating to the transaction;

d)	100,000 restricted common shares of Blackhawk issuable to the Company due on or before December 10, 2010.

In addition, Blackhawk has agreed to expend at least $700,000 before December 10, 2013 as a work commitment on the Property in order to earn a 75% interest in the Property.

Further, the Company and Blackhawk agreed that any revenue generated from tailings, dumps or stockpiles on the Property will be allocated 75% to Blackhawk and 25% to the Company.

Item 7.01 Regulation FD Disclosure

On December 10, 2009 HuntMountain Resources Ltd. (“the Company”) entered into an agreement with Blackhawk Exploration (“Blackhawk”) pursuant to which the company has transferred 75% of its economic interest in the Dun Glen exploration project (“the Property”) to Blackhawk. Consideration for the transfer consists of:

a)	A one-time payment of $50,000 due to the Company from Blackhawk upon signing of the agreement relating to the transaction;

b)	$25,000 payments due to the Company from Blackhawk on or before each of December 10, 2010 and December 10, 2011;

c)	250,000 restricted common shares of Blackhawk issuable to the Company upon signing of the agreement relating to the transaction;

d)	100,000 restricted common shares of Blackhawk issuable to the Company due on or before December 10, 2010.

In addition, Blackhawk has agreed to expend at least $700,000 before December 10, 2013 as a work commitment on the Property in order to earn a 75% interest in the Property.

Further, the Company and Blackhawk agreed that any revenue generated from tailings, dumps or stockpiles on the Property will be allocated 75% to Blackhawk and 25% to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2009	By:	/s/ Bryn Harman
Bryn Harman, CFA